Exhibit 10.7

SIXTH AMENDMENT

TO

X-RITE, INCORPORATED

PROMISSORY NOTE

Original Face Amount	Grand Rapids, Michigan
$13,500,000	Original Issuance Date
June 30, 2006

Reference is made to the $13,500,000 Promissory Note dated June 30, 2006 (as previously amended, and as the same may be further amended or otherwise modified from time to time, the “Note”) issued by X-Rite, Incorporated, a Michigan corporation (the “Borrower”) to Fifth Third Bank, a Michigan banking corporation (together with its successors and assigns, the ‘Lender”).

The Borrower and the Lender hereby agree as follows:

AMENDMENTS.

Upon satisfaction of each of the conditions precedent set forth below, the Note shall be amended as follows:

(i)    The “August 30, 2008” Maturity Date on the first line of the first page of the Note shall be and hereby is deleted and shall be and hereby is replaced with the following date:

“October 24, 2012”.

(ii)    The third paragraph of the Note shall be and hereby is amended and restated in its entirety to read as follows:

On or before December 31, 2008, the Borrower shall repay the outstanding principal balance hereunder to reduce the outstanding principal balance hereof to not more than $5,180,000 (the amount outstanding after such required principal payment, the “New Outstanding Balance”). To the extent not sooner paid, the Borrower shall pay the principal amount of the New Outstanding Balance in equal (as nearly as possible) quarterly installments, on the 1st day of each January, April, July and October commencing on the first such date to occur after August 31, 2009, with the final payment in the amount of all principal not sooner paid, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note. The amount of each such quarterly principal installment shall equal (as nearly as possible) the principal amount of the New Outstanding Balance divided by forty.

(iii)    The percentage “2.50%” in the first sentence of the fourth paragraph of the Note shall be and hereby is deleted and shall be and hereby is replaced with the percentage “4.00%”.

(iv)    The eleventh paragraph of the Note shall be and hereby is amended and restated in its entirety to read as follows:

An Event of Default under the Mortgage or the Credit Agreement (as defined hereinafter) shall constitute an Event of Default hereunder. The term “Credit Agreement” shall mean that certain First Lien Credit and Guaranty Agreement dated as of October 24, 2007, as amended, amended and restated, extended, supplemented or otherwise modified and in effect from time to time, by and among Borrower, the Lender, as Agent, and the other parties thereto.

(v)    The following paragraph shall be added immediately after the eleventh paragraph of the Note to read as follows:

The Lender’s consent to any demolition of improvements on the Mortgaged Premises, as defined in the Mortgage, will be granted or withheld in the sole discretion of the Lender and any such Lender consent shall be conditioned upon, among other things, (a) the Lender’s receipt of a “land only” appraisal (the “Appraisal”) of the Mortgaged Premises evidencing that the ratio (“Loan to Value Ratio”) of (i) the outstanding principal amount hereunder to (ii) the appraised value of the Mortgaged Premises without improvements thereon does not exceed 65%; and (b) to the extent that the Loan to Value Ratio exceeds 65%, the Borrower’s repayment of the outstanding principal balance hereunder to reduce the outstanding principal balance hereof to an amount that would cause the Loan to Value Ratio to be equal to not more than 65%. The Lender in its sole discretion shall have the right to review the Appraisal and determine its reasonableness and acceptability. The Borrower shall reimburse the Lender for any and all costs associated with the Appraisal, including, but not limited to, costs associated with the Lender’s review thereof.

CONDITIONS PRECEDENT.

This Sixth Amendment shall become effective upon the satisfaction of the following conditions precedent:

1.    The Borrower shall have paid the Lender all fees due and payable to it pursuant to the Fee Letter by and between the Borrower and the Lender dated the date hereof.

2.    The Borrower shall have paid all costs and expenses of, or incurred by, the Lender in connection with the negotiation, preparation, execution and delivery of this Sixth Amendment.

3.    The Borrower shall have delivered resolutions with regard to this Sixth Amendment and all prior amendments to the Note, which resolutions shall be acceptable to the Lender in form and substance and shall be certified by an officer of the Borrower acceptable to the Lender.

MISCELLANEOUS.

Except as amended or waived hereby, all other terms and provisions of the Note shall remain unamended and unaffected hereby. All terms used but not defined in this Sixth Amendment shall have the meanings given thereto in the Note. This Sixth Amendment shall be affixed to the Note and shall and hereby does become part thereof, and the Borrower shall record this Sixth Amendment in the register regarding this Note maintained by the Borrower.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, X-RITE, INCORPORATED has caused this Sixth Amendment to be executed and delivered by its duly authorized officer this 25th day of August, 2008.

X-RITE, INCORPORATED

By	/s/ David A. Rawden
Name	David A. Rawden
Its	Chief Financial Officer

Accepted and Agreed to:

FIFTH THIRD BANK

By	/s/ Scott R. DeMeester
Name	Scott R. DeMeester
Its	Vice President